UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006
Nissan Auto Receivables Corporation II
on behalf of Nissan Auto Receivables 2006-A Owner Trust

(Exact name of Registrant as Specified in its Charter)

DELAWARE	333-120079	51-6563200

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
990 W. 190TH STREET
TORRANCE, CALIFORNIA 90502
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (310) 719-8583
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT INDEX
Exhibit 1.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          On January 25, 2006, Nissan Auto Receivables Corporation II (“NARC II”) and Nissan Motor Acceptance Corporation (“NMAC”) entered into an Underwriting Agreement with Citigroup Global Markets Inc. on behalf of itself and as a representative of the several underwriters (collectively, the “Underwriters”), for the issuance and sale of notes of Nissan Auto Receivables 2006-A Owner Trust, a Delaware statutory trust created pursuant to that certain Trust Agreement, dated as of November 22, 2005, as amended and restated by the Amended and Restated Trust Agreement, dated as of January 31, 2006, by and between NARC II, as depositor, and Wilmington Trust Company, as owner trustee, in the following classes: Class A-1, Class A-2, Class A-3 and Class A-4 (collectively, the “Notes”). The Notes have an aggregate scheduled principal balance of $1,135,575,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-120079). It is anticipated that the Notes will be issued on or about January 31, 2006.
          Attached as Exhibit 1.1 is the Underwriting Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Exhibit
     The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated January 25, 2006, among NARC II, NMAC and Citigroup Global Markets Inc., on behalf of itself and as a representative of the several Underwriters.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES 2006-A OWNER TRUST

By: Nissan Auto Receivables Corporation II

By:	/s/ Kazuhiko Kazama

Name: Kazuhiko Kazama
Title: Treasurer
Date: January 27, 2006

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated January 25, 2006, among NARC II, NMAC and Citigroup Global Markets Inc., on behalf of itself and as a representative of the several Underwriters.